PRICING SUPPLEMENT dated June 30, 2026

(To the Prospectus dated May 15, 2025,

the Prospectus Supplement dated May 15, 2025,

the Product Supplement No. WF-1 dated May 20, 2025 and

the Underlying Supplement dated May 15, 2025)

Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-287303

Barclays Bank PLC Global Medium-Term Notes, Series A
$1,759,000 Market Linked Securities—Leveraged Upside Participation and Contingent Downside Principal at Risk Securities Linked to an Index Basket due July 3, 2031
■	Linked to an unequally weighted index basket composed of the EURO STOXX 50® Index (40.00%), the Nikkei 225 Index (25.00%), the FTSE® 100 Index (17.50%), the Swiss Market Index (10.00%) and the S&P/ASX 200 Index (7.50%) (the “Basket”)
■	Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a maturity payment amount that may be greater than, equal to or less than the principal amount of the securities, depending on the performance of the Basket from the starting level to the ending level. The maturity payment amount will reflect the following terms:
■ If the level of the Basket increases, you will receive the principal amount plus a positive return equal to 160% of the percentage increase in the level of the Basket from the starting level to the ending level.
■ If the level of the Basket remains flat or decreases but the decrease is not more than 25%, you will receive the principal amount.
■ If the level of the Basket decreases by more than 25%, you will have full downside exposure to the decrease in the level of the Basket, and you will lose more than 25%, and possibly all, of the principal amount of your securities.
■	Investors may lose more than 25%, and possibly all, of the principal amount.
■	Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power (as described on page PS-6 of this pricing supplement) by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the securities. See “Selected Risk Considerations” and “Consent to U.K. Bail-in Power” in this pricing supplement and “Risk Factors” in the accompanying prospectus supplement.
■	No periodic interest payments or dividends
■	No exchange listing; designed to be held to maturity

See “Additional Information about the Issuer and the Securities” on page PS-4 of this pricing supplement. The securities will have the terms specified in the prospectus dated May 15, 2025, the prospectus supplement dated May 15, 2025, the product supplement no. WF-1 dated May 20, 2025 and the underlying supplement dated May 15, 2025, as supplemented or superseded by this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” on page PS-9 herein, “Risk Factors” beginning on page PS-3 of the product supplement and “Risk Factors” beginning on page S-9 of the prospectus supplement.

The securities constitute our unsecured and unsubordinated obligations. The securities are not deposit liabilities of Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency or deposit insurance agency of the United States, the United Kingdom or any other jurisdiction.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of the securities. In addition, Barclays Capital Inc. or any other of our affiliates may use this pricing supplement in market resale transactions in any of the securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

Notwithstanding and to the exclusion of any other term of the securities or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the securities (or the trustee on behalf of the holders of the securities), by acquiring the securities, each holder or beneficial owner of the securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority. See “Consent to U.K. Bail-in Power” on page PS-6 of this pricing supplement.

	Original Offering Price(1)	Agent Discount(2), (3)	Proceeds to Barclays Bank PLC
Per Security	$1,000.00	$38.70	$961.30
Total	$1,759,000.00	$68,073.30	$1,690,926.70
(1)	Our estimated value of the securities on the pricing date, based on our internal pricing models, is $952.90 per security. The estimated value is less than the original offering price of the securities. See “Additional Information Regarding Our Estimated Value of the Securities” on page PS-5 of this pricing supplement.

(2)	Wells Fargo Securities, LLC (“WFS”) and Barclays Capital Inc. are the agents for the distribution of the securities and are acting as principal. The agent will receive an underwriting discount of $38.70 per security. Barclays Capital Inc. will sell the securities to WFS at the original offering price of the securities less a concession of $38.70 per security. WFS may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $30.00 per security. In addition to the concession allowed to WFA, WFS may pay $1.20 per security of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA. See “Terms of the Securities—Supplemental Plan of Distribution” in this pricing supplement for further information.

(3)	In respect of certain securities sold in this offering, Barclays Capital Inc. may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Wells Fargo Securities	Barclays Capital Inc.

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to an Index Basket due July 3, 2031

Terms of the Securities

Issuer:	Barclays Bank PLC
Market Measures[1]:	An unequally weighted basket (the “Basket”) consisting of the EURO STOXX 50® Index (the “SX5E Index”), the Nikkei 225 Index (the “NKY Index”), the FTSE® 100 Index (the “UKX Index”), the Swiss Market Index (the “SMI Index”) and the S&P/ASX 200 Index (the “AS51 Index”) (each referred to as a “Basket Component,” and collectively as the “Basket Components”)
Basket Component	Bloomberg Ticker Symbol	Weighting	Starting component level(a)
SX5E Index	SX5E<Index>	40.00%	6,328.09
NKY Index	NKY<Index>	25.00%	70,062.32
UKX Index	UKX<Index>	17.50%	10,497.12
SMI Index	SMI<Index>	10.00%	14,193.92
AS51 Index	AS51<Index>	7.50%	8,778.678
(a) With respect to each Basket Component, the closing level of that Basket Component on the pricing date
Pricing Date:	June 30, 2026
Issue Date:	July 6, 2026
Calculation Day[2]:	June 30, 2031
Stated Maturity Date[2]:	July 3, 2031
Principal Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a principal amount of $1,000.
Maturity Payment Amount:

On the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

• if the ending level is greater than the starting level:

$1,000 + ($1,000 × basket return × upside participation rate)

• if the ending level is less than or equal to the starting level, but greater than or equal to the threshold level: $1,000; or

• if the ending level is less than the threshold level:

$1,000 + ($1,000 × basket return)

If the ending level is less than the threshold level, you will lose more than 25%, and possibly all, of the principal amount of your securities at maturity. Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the securities.

Upside Participation Rate:	160%
Threshold Level:	75.00, which is equal to 75% of the starting level
Basket Return:	The “basket return” is the percentage change from the starting level to the ending level, measured as follows: ending level – starting level starting level
Starting Level:	100.00
Ending Level:	The “ending level” will be calculated based on the weighted returns of the Basket Components and will be equal to the product of (i) 100 and (ii) an amount equal to 1 plus the sum of: (A) 40.00% times the component return of the SX5E Index; (B) 25.00% times the component return of the NKY Index; (C) 17.50% times the component return of the UKX Index; (D) 10.00% times the component return of the SMI Index and (E) 7.50% times the component return of the AS51 Index.

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to an Index Basket due July 3, 2031

Component Return:

The “component return” with respect to each Basket Component is the percentage change from its starting component level to its ending component level, measured as follows:

ending component level – starting component level

starting component level

Ending Component Level:	The “ending component level” of a Basket Component will be its closing level on the calculation day.
Closing Level:	“Closing level” has the meaning set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Certain Definitions” in the product supplement.
Additional Terms:	Terms used in this pricing supplement, but not defined herein, will have the meanings ascribed to them in the product supplement, provided that terms used in this pricing supplement, but not defined herein or in the product supplement, will have the meanings ascribed to them in the prospectus supplement.
Calculation Agent:	Barclays Bank PLC
Tax Considerations:	For a discussion of the tax considerations relating to ownership and disposition of the securities, see “Tax Considerations.”
Denominations:	$1,000 and any integral multiple of $1,000
CUSIP / ISIN:	06749H6Q3 / US06749H6Q30
Supplemental Plan of Distribution:

Wells Fargo Securities, LLC (“WFS”) and Barclays Capital Inc. will act as agents for the securities. The agent will receive an underwriting discount of $38.70 per security. Barclays Capital Inc. will sell the securities to WFS at the original offering price of the securities less a concession of $38.70 per security. WFS may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $30.00 per security. In addition to the concession allowed to WFA, WFS may pay $1.20 per security of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, Barclays may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Barclays Bank PLC or its affiliate will enter into swap agreements or related hedge transactions with one of its other affiliates or unaffiliated counterparties in connection with the sale of the securities. If WFS, Barclays Capital Inc. or an affiliate of either agent participating as a dealer in the distribution of the securities conducts hedging activities for Barclays Bank PLC in connection with the securities, such agent or participating dealer will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any discount, concession or fee received in connection with the sale of the securities to you. This additional projected profit may create a further incentive for the agents or participating dealers to sell the securities to you.

1 If a Basket Component is discontinued or if the sponsor of a Basket Component fails to publish that Basket Component, the calculation agent may select a successor index or, if no successor index is available, will calculate the value to be used as the closing level of that Basket Component. In addition, the calculation agent will calculate the value to be used as the closing level of a Basket Component in the event of certain changes in or modifications to that Basket Component. For more information, see “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Adjustments to an Index” and “—Discontinuance of an Index” in the accompanying product supplement.

2 If the calculation day is not a trading day with respect to any Basket Component, the calculation day for each Basket Component will be postponed to the next succeeding day that is a trading day with respect to each Basket Component. The calculation day will also be postponed for any Basket Component if a market disruption event occurs with respect to that Basket Component on the calculation day as described under “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” in the accompanying product supplement. In addition, the stated maturity date will be postponed if that day is not a business day or if the calculation day is postponed as described under “General Terms of the Securities—Payment Dates” in the accompanying product supplement.

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to an Index Basket due July 3, 2031

Additional Information about the Issuer and the Securities

You should read this pricing supplement together with the prospectus dated May 15, 2025, as supplemented by the prospectus supplement dated May 15, 2025 relating to our Global Medium-Term Notes, Series A, of which these securities are a part, the product supplement no. WF-1 dated May 20, 2025 and the underlying supplement dated May 15, 2025. This pricing supplement, together with the documents listed below, contains the terms of the securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth under “Risk Factors” in the prospectus supplement and “Selected Risk Considerations” in this pricing supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

To the extent the information or terms in this pricing supplement are different from or inconsistent with the information or terms in the prospectus, prospectus supplement, product supplement or underlying supplement, the information and terms in this pricing supplement will control. To the extent the information or terms in the product supplement are different from or inconsistent with the information or terms in the prospectus or prospectus supplement, the information and terms in the product supplement will control.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated May 15, 2025: http://www.sec.gov/Archives/edgar/data/312070/000119312525120720/d925982d424b2.htm

•	Prospectus Supplement dated May 15, 2025: http://www.sec.gov/Archives/edgar/data/312070/000095010325006051/dp228678_424b2-prosupp.htm

•	Product Supplement No. WF-1 dated May 20, 2025: http://www.sec.gov/Archives/edgar/data/312070/000095010325006260/dp229046_424b2-wf1.htm

•	Underlying Supplement dated May 15, 2025: http://www.sec.gov/Archives/edgar/data/312070/000095010325006053/dp228705_424b2-underl.htm

Our SEC file number is 1-10257. As used in this pricing supplement, “we,” “us” and “our” refer to Barclays Bank PLC.

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to an Index Basket due July 3, 2031

Additional Information Regarding Our Estimated Value of the Securities

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables, such as market benchmarks, our appetite for borrowing and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the pricing date is based on our internal funding rates. Our estimated value of the securities might be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the securities on the pricing date is less than the original offering price of the securities. The difference between the original offering price of the securities and our estimated value of the securities results from several factors, including any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities.

Our estimated value on the pricing date is not a prediction of the price at which the securities may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the securities in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the securities in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the pricing date for a temporary period expected to be approximately five months after the initial issue date of the securities because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities that we will no longer expect to incur over the term of the securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, which may include the tenor of the securities and/or any agreement we may have with the distributors of the securities. The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the securities based on changes in market conditions and other factors that cannot be predicted.

We urge you to read the “Selected Risk Considerations” beginning on page PS-9 of this pricing supplement.

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to an Index Basket due July 3, 2031

Consent to U.K. Bail-in Power

Notwithstanding and to the exclusion of any other term of the securities or any other agreements, arrangements or understandings between us and any holder or beneficial owner of the securities (or the trustee on behalf of the holders of the securities), by acquiring the securities, each holder or beneficial owner of the securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority.

Under the U.K. Banking Act 2009, as amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power in circumstances in which the relevant U.K. resolution authority is satisfied that the resolution conditions are met. These conditions include that a U.K. bank or investment firm is failing or is likely to fail to satisfy the Financial Services and Markets Act 2000 (the “FSMA”) threshold conditions for authorization to carry on certain regulated activities (within the meaning of section 55B FSMA) or, in the case of a U.K. banking group company that is a European Economic Area (“EEA”) or third country institution or investment firm, that the relevant EEA or third country relevant authority is satisfied that the resolution conditions are met in respect of that entity.

The U.K. Bail-in Power includes any write-down, conversion, transfer, modification and/or suspension power, which allows for (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, or any other amounts payable on, the securities; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, or any other amounts payable on, the securities into shares or other securities or other obligations of Barclays Bank PLC or another person (and the issue to, or conferral on, the holder or beneficial owner of the securities of such shares, securities or obligations); (iii) the cancellation of the securities and/or (iv) the amendment or alteration of the maturity of the securities, or the amendment of the amount of interest or any other amounts due on the securities, or the dates on which interest or any other amounts become payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the securities solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder and beneficial owner of the securities further acknowledges and agrees that the rights of the holders or beneficial owners of the securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders or beneficial owners of the securities may have at law if and to the extent that any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.

For more information, please see “Selected Risk Considerations—Risks Relating to the Issuer—You May Lose Some or All of Your Investment If Any U.K. Bail-in Power Is Exercised by the Relevant U.K. Resolution Authority” in this pricing supplement as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to an Index Basket due July 3, 2031

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for you if all of the following statements are true:

▪	You do not seek an investment that produces periodic interest or coupon payments or other sources of current income.

▪	You anticipate that the ending level will be greater than the starting level, and you are willing and able to accept the risk that, if the ending level is less than the starting level by more than 25%, you will lose more than 25%, and possibly all, of the principal amount of your securities at maturity.

▪	You are willing and able to accept the risks associated with an investment linked to the performance of the Basket, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.

▪	You understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of the securities composing the Basket Components, nor will you have any voting rights with respect to the securities composing the Basket Components.

▪	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the securities to maturity.

▪	You are willing and able to assume our credit risk for all payments on the securities.

▪	You are willing and able to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

The securities may not be an appropriate investment for you if any of the following statements are true:

▪	You seek an investment that produces periodic interest or coupon payments or other sources of current income.

▪	You seek an investment that provides for the full repayment of principal at maturity.

▪	You anticipate that the ending level will be less than the starting level, or you are unwilling or unable to accept the risk that, if the ending level is less than the starting level by more than 25%, you will lose more than 25%, and possibly all, of the principal amount of your securities at maturity.

▪	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the Basket, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.

▪	You seek an investment that entitles you to dividends or distributions on, or voting rights related to, the securities composing the Basket Components.

▪	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the securities to maturity.

▪	You are unwilling or unable to assume our credit risk for all payments on the securities.

▪	You are unwilling or unable to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” beginning on page PS-9 of this pricing supplement and the “Risk Factors” beginning on page PS-3 of the accompanying product supplement and the “Risk Factors” beginning on page S-9 of the accompanying prospectus supplement for risks related to an investment in the securities. For more information about the Basket and the Basket Components, please see the sections titled “The EURO STOXX 50® Index,” “The Nikkei 225 Index,” “The FTSE® 100 Index,” “The Swiss Market Index” and “The S&P/ASX 200 Index” below.

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to an Index Basket due July 3, 2031

Determining the Maturity Payment Amount

On the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to an Index Basket due July 3, 2031

Selected Risk Considerations

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Basket or its components. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the securities generally in the “Risk Factors” sections of the product supplement and prospectus supplement. You should not purchase the securities unless you understand and can bear the risks of investing in the securities.

Risks Relating to the Securities Generally

•	If The Ending Level Is Less Than The Threshold Level, You Will Lose More Than 25%, And Possibly All, Of The Principal Amount Of Your Securities At Maturity — If the ending level is less than the threshold level, the maturity payment amount will be less than the principal amount and you will have full downside exposure to the decrease in the level of the Basket from the starting level. The threshold level is 75% of the starting level. For example, if the Basket has declined by 25.1% from the starting level to the ending level, you will not receive any benefit from the contingent downside feature and you will lose 25.1% of the principal amount per security. As a result, you will not receive any benefit from the contingent downside feature if the level of the Basket declines significantly and you may lose more than 25%, and possibly all, of the principal amount at maturity, even if the level of the Basket is greater than or equal to the starting level or the threshold level at certain times during the term of the securities.

•	Correlation (Or Lack Of Correlation) Of Performances Among The Basket Components May Adversely Affect Your Return On The Securities, And Changes In The Levels Of The Basket Components May Offset Each Other — “Correlation” is a measure of the degree to which the returns of a pair of assets are similar to each other over a given period in terms of timing and direction. Movements in the levels of the Basket Components may not correlate with each other. At a time when the level of one Basket Component increases, the level of another Basket Component may not increase as much, or may even decline. Therefore, in calculating the Basket Components’ performance on the calculation day, an increase in the level of a Basket Component may be moderated, or wholly offset, by a lesser increase or by a decline in the level of another Basket Component. In addition, however, high correlation of movements in the levels of the Basket Components could adversely affect your return on the securities during periods of negative performance of the Basket Components. Changes in the correlation of the Basket Components may adversely affect the market value of the securities.

•	No Periodic Interest Will Be Paid On The Securities — No periodic payments of interest will be made on the securities.

•	Any Payment On The Securities Will Be Determined Based On The Closing Levels Of The Basket Components On The Dates Specified — Any payment on the securities will be determined based on the closing levels of the Basket Components on the dates specified. You will not benefit from any more favorable levels of the Basket Components determined at any other time.

•	Owning The Securities Is Not The Same As Owning The Securities Composing Any Or All Of The Basket Components — The return on your securities may not reflect the return you would realize if you actually owned the securities composing any or all of the Basket Components. For instance, as a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or any other rights that holders of the securities composing any Basket Component would have.

•	No Assurance That The Investment View Implicit In The Securities Will Be Successful — It is impossible to predict whether and the extent to which the level of the Basket will rise or fall. There can be no assurance that the ending level will not be less than the threshold level. The level of the Basket will be influenced by complex and interrelated political, economic, financial and other factors that affect the Basket Components and the securities composing the Basket Components. You should be willing to accept the downside risks associated with equities in general and each Basket Component in particular, and the risk of losing up to 100% of the principal amount.

•	The U.S. Federal Income Tax Consequences Of An Investment In The Securities Are Uncertain — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts, as described below under “Tax Considerations.” If the IRS were successful in asserting an alternative treatment for the securities, the tax consequences of the ownership and disposition of the securities could be materially and adversely affected.

In addition, in 2007 the Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the sections of the accompanying prospectus supplement entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward Contracts” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders,” and consult your tax advisor regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to an Index Basket due July 3, 2031

Risks Relating to the Issuer

•	The Securities Are Subject To The Credit Risk Of Barclays Bank PLC — The securities are unsecured and unsubordinated debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal, is subject to the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the securities and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amount owed to you under the terms of the securities.

•	You May Lose Some Or All Of Your Investment If Any U.K. Bail-In Power Is Exercised By The Relevant U.K. Resolution Authority — Notwithstanding and to the exclusion of any other term of the securities or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the securities (or the trustee on behalf of the holders of the securities), by acquiring the securities, each holder or beneficial owner of the securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority as set forth under “Consent to U.K. Bail-in Power” in this pricing supplement. Accordingly, any U.K. Bail-in Power may be exercised in such a manner as to result in you and other holders and beneficial owners of the securities losing all or a part of the value of your investment in the securities or receiving a different security from the securities, which may be worth significantly less than the securities and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise the U.K. Bail-in Power without providing any advance notice to, or requiring the consent of, the holders and beneficial owners of the securities. The exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities will not be a default or an Event of Default (as each term is defined in the senior debt securities indenture) and the trustee will not be liable for any action that the trustee takes, or abstains from taking, in either case, in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities. See “Consent to U.K. Bail-in Power” in this pricing supplement as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

Risks Relating to the Basket Components

•	There Are Risks Associated With Investments In Securities Linked To The Value Of Non-U.S. Equity Securities In Non-U.S. Securities Markets — The equity securities composing the Basket Components are issued by non-U.S. companies in non-U.S. securities markets. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies. The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

•	The Securities Do Not Provide Direct Exposure To Fluctuations In Exchange Rates Between The U.S. Dollar And the Non-U.S. Currencies in Which the Securities Composing the Basket Components Trade — The SX5E Index is composed of non-U.S. securities denominated in euros, the NKY Index is composed of non-U.S. securities denominated in yen, the UKX Index is composed of non-U.S. securities denominated in pounds sterling, the SMI Index is composed of non-U.S. securities denominated in Swiss francs and the AS51 Index is composed of non-U.S. securities denominated in Australian dollars. Because the values of the Basket Components are also calculated in those respective non-U.S. currencies (and not in U.S. dollars), the performance of the Basket Components will not be adjusted for exchange rate fluctuations between the U.S. dollar and the applicable non-U.S. currency. In addition, any payments on the securities determined based on the performance of the Basket Components will not be adjusted for exchange rate fluctuations between the U.S. dollar and the applicable non-U.S. currency. Therefore, holders of the securities will not benefit from any appreciation of those non-U.S. currencies relative to the U.S. dollar.

•	Each Basket Component Reflects The Price Return Of The Securities Composing That Basket Component, Not The Total Return — The return on the securities is based on the performance of a Basket composed of the Basket Components. The performance of each Basket Component reflects changes in the market prices of the securities composing that Basket Component. Each Basket Component is not a “total return” index that, in addition to reflecting those price returns, would also reflect dividends paid on the securities composing the applicable Basket Component. Accordingly, the return on the securities will not include such a total return feature.

•	We Cannot Control Actions Of Any Of The Unaffiliated Companies Whose Securities Are Included As Components Of The Basket Components — Actions by any company whose securities are components of a Basket Component may have an adverse effect on the price of its security, the closing level of such Basket Component on the calculation day and the value of the securities. These unaffiliated companies will not be involved in the offering of the securities and will have no obligations with respect to the securities, including any obligation to take our or your interests into consideration for any reason.

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to an Index Basket due July 3, 2031

These companies will not receive any of the proceeds of the offering of the securities and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued. These companies will not be involved with the administration, marketing or trading of the securities and will have no obligations with respect to any amounts to be paid to you on the securities.

•	We And Our Affiliates Have No Affiliation With The Sponsor Of Any Basket Component And Have Not Independently Verified Their Public Disclosure Of Information — We, our affiliates and WFS and its affiliates are not affiliated in any way with the sponsor of any Basket Component and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding the methods or policies relating to the calculation of the applicable Basket Component. We have derived the information about each Basket Component contained in this pricing supplement and the accompanying underlying supplement from publicly available information, without independent verification. You, as an investor in the securities, should make your own investigation into each Basket Component and the sponsor of each Basket Component. The sponsor of each Basket Component will not be involved in the offering of the securities made hereby in any way, and the index sponsors do not have any obligation to consider your interests as an owner of the securities in taking any actions that might affect the value of the securities.

•	Adjustments To The Basket Components Could Adversely Affect The Value Of The Securities And The Amount You Will Receive At Maturity — The sponsor of a Basket Component may add, delete, substitute or adjust the securities composing that Basket Component or make other methodological changes to that Basket Component that could affect its performance. The calculation agent will calculate the value to be used as the closing level of a Basket Component in the event of certain material changes in or modifications to that Basket Component. In addition, a sponsor of a Basket Component may also discontinue or suspend calculation or publication of that Basket Component at any time. Under these circumstances, the calculation agent may select a successor index that the calculation agent determines to be comparable to the discontinued Basket Component or, if no successor index is available, the calculation agent will determine the value to be used as the closing level of that Basket Component. Any of these actions could adversely affect the level of the relevant Basket Component and, consequently, the value of the securities. See “General Terms of the Securities —Certain Terms for Securities Linked to an Index—Adjustments to an Index” and “—Discontinuance of an Index” in the accompanying product supplement.

•	The Historical Performance Of The Basket Components Is Not An Indication Of Their Future Performance — The historical performance of the Basket Components should not be taken as an indication of the future performance of the Basket Components. It is impossible to predict whether the closing levels of the Basket Components will fall or rise during the term of the securities, in particular in the environment in the last several years, which has been characterized by volatility across a wide range of asset classes. Past fluctuations and trends in the levels of the Basket Components are not necessarily indicative of fluctuations or trends that may occur in the future.

Risks Relating to Conflicts of Interest

•	Potentially Inconsistent Research, Opinions Or Recommendations By Barclays Capital Inc., WFS Or Their Respective Affiliates — Barclays Capital Inc., WFS or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by Barclays Capital Inc., WFA or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of each Basket Component and the merits of investing in the securities.

•	We, Our Affiliates And Any Other Agent And/Or Participating Dealer May Engage In Various Activities Or Make Determinations That Could Materially Affect Your Securities In Various Ways And Create Conflicts Of Interest — We, our affiliates, WFS and any dealer participating in the distribution of the securities (a “participating dealer”) may play a variety of roles in connection with the issuance of the securities, as described below. In performing these roles, our economic interests and the economic interests of our affiliates, WFS and any participating dealer are potentially adverse to your interests as an investor in the securities.

In connection with our normal business activities and in connection with hedging our obligations under the securities, we and our affiliates make markets in and trade various financial instruments or products for our accounts and for the account of our clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, derivative instruments or assets that may relate to the Basket Components or their Components. In any such market making, trading and hedging activity, investment banking and other financial services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the securities. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the securities into account in conducting these activities. Such market making, trading and hedging activity, investment banking and other financial services may negatively impact the value of the securities. Participating dealers may also engage in such activities that may negatively impact the value of the securities.

In addition, the role played by Barclays Capital Inc., as the agent for the securities, could present significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the securities. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the securities and such compensation or financial benefit may serve as an

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to an Index Basket due July 3, 2031

incentive to sell the securities instead of other investments. Furthermore, we and our affiliates establish the offering price of the securities for initial sale to the public, and the offering price is not based upon any independent verification or valuation.

Furthermore, if any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any selling concession and/or any fee that the participating dealer realizes for the sale of the securities to you. This additional projected profit may create a further incentive for the participating dealer to sell the securities to you.

In addition to the activities described above, Barclays Bank PLC will also act as the calculation agent for the securities. As calculation agent, we will determine any levels of the Basket Components and make any other determinations necessary to calculate any payments on the securities. In making these determinations, we may be required to make discretionary judgments, including those described in the accompanying product supplement and under “—Risks Relating to the Basket Components” above. In making these discretionary judgments, our economic interests are potentially adverse to your interests as an investor in the securities, and any of these determinations may adversely affect any payments on the securities. Absent manifest error, all determinations of the calculation agent will be final and binding, without any liability on the part of the calculation agent. You will not be entitled to any compensation from Barclays Bank PLC for any loss suffered as a result of any determinations made by the calculation agent with respect to the securities.

Risks Relating to the Estimated Value of the Securities and the Secondary Market

•	The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop — The securities will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to make a secondary market for the securities but are not required to do so, and may discontinue any such secondary market making at any time, without notice. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the securities. The securities are not designed to be short-term trading instruments. Accordingly, you should be willing and able to hold your securities to maturity.

•	The Value Of The Securities Prior To Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways — Structured notes, including the securities, can be thought of as securities that combine a debt instrument with one or more options or other derivative instruments. As a result, the factors that influence the values of debt instruments and options or other derivative instruments will also influence the terms and features of the securities at issuance and their value in the secondary market. Accordingly, in addition to the values of the Basket Components on any day, the value of the securities will be affected by a number of economic and market factors that may either offset or magnify each other, including:

•	the expected volatility of the Basket and the Basket Components;

•	the correlation (or lack of correlation) among the Basket Components;

•	the time to maturity of the securities;

•	the market prices of, and dividend rates on, the securities composing the Basket Components;

•	interest and yield rates in the market generally;

•	supply and demand for the securities;

•	a variety of economic, financial, political, regulatory and judicial events;

•	the exchange rates relative to the U.S. dollar with respect to each of the currencies in which the securities composing the Basket Components trade; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

•	The Estimated Value Of Your Securities Is Lower Than The Original Offering Price Of Your Securities — The estimated value of your securities on the pricing date is lower than the original offering price of your securities. The difference between the original offering price of your securities and the estimated value of the securities is a result of certain factors, such as any sales commissions, selling concessions, discounts, commissions or fees to be allowed or paid to Barclays Capital Inc., another affiliate of ours, WFS or its affiliates or other non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities.

•	The Estimated Value Of Your Securities Might Be Lower If Such Estimated Value Were Based On The Levels At Which Our Debt Securities Trade In The Secondary Market — The estimated value of your securities on the pricing date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated value referenced above

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to an Index Basket due July 3, 2031

might be lower if such estimated value were based on the levels at which our benchmark debt securities trade in the secondary market.

•	The Estimated Value Of The Securities Is Based On Our Internal Pricing Models, Which May Prove To Be Inaccurate And May Be Different From The Pricing Models Of Other Financial Institutions — The estimated value of your securities on the pricing date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the securities may not be consistent with those of other financial institutions that may be purchasers or sellers of securities in the secondary market. As a result, the secondary market price of your securities may be materially different from the estimated value of the securities determined by reference to our internal pricing models.

•	The Estimated Value Of Your Securities Is Not A Prediction Of The Prices At Which You May Sell Your Securities In The Secondary Market, If Any, And Such Secondary Market Prices, If Any, Will Likely Be Lower Than The Original Offering Price Of Your Securities And May Be Lower Than The Estimated Value Of Your Securities — The estimated value of the securities will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your securities in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the securities. Further, as secondary market prices of your securities take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the securities such as fees, commissions, discounts, and the costs of hedging our obligations under the securities, secondary market prices of your securities will likely be lower than the original offering price of your securities. As a result, the price at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions, if any, will likely be lower than the price you paid for your securities, and any sale prior to the stated maturity date could result in a substantial loss to you.

•	The Temporary Price At Which We May Initially Buy The Securities In The Secondary Market And The Value We May Initially Use For Customer Account Statements, If We Provide Any Customer Account Statements At All, May Not Be Indicative Of Future Prices Of Your Securities — Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market (if Barclays Capital Inc. makes a market in the securities, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the securities on the pricing date, as well as the secondary market value of the securities, for a temporary period after the initial issue date of the securities. The price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your securities.

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to an Index Basket due July 3, 2031

Hypothetical Examples and Returns

The payout profile, return table and examples below illustrate the maturity payment amount for a $1,000 principal amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. Terms used for purposes of these hypothetical examples do not represent the actual starting component level of any Basket Component or the actual ending level applicable to the securities. The actual maturity payment amount and resulting pre-tax total rate of return will depend on the actual terms of the securities. You should not take these examples as an indication or assurance of the expected performance of the securities. These examples are for purposes of illustration only. The values used in the examples may have been rounded for ease of analysis. The examples below do not take into account any tax consequences from investing in the securities.

Upside Participation Rate:	160%
Starting Level:	100.00
Threshold Level:	75.00 (75% of the starting level)
Hypothetical Starting Component Level:	For each Basket Component, $100.00

The hypothetical starting component level of 100.00 for each Basket Component has been chosen for illustrative purposes only and does not represent the actual starting component level for any Basket Component. The actual starting component level for each Basket Component is set forth under “Terms of the Securities” above. The actual ending level will be based upon the closing levels of the Basket Components on the calculation day. For historical closing levels of the Basket Components and historical performance of the Basket, see the historical information set forth under the sections titled “The Basket,” “The EURO STOXX 50® Index,” “The Nikkei 225 Index,” “The FTSE® 100 Index,” “The Swiss Market Index” and “The S&P/ASX 200 Index” below. We cannot predict the level of the Basket or the closing level of any Basket Component on any day during the term of the securities, including on the calculation day.

Hypothetical Payout Profile

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to an Index Basket due July 3, 2031

Hypothetical Returns

Hypothetical ending level	Hypothetical basket return	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return
175.00	75.00%	$2,200.00	120.00%
150.00	50.00%	$1,800.00	80.00%
140.00	40.00%	$1,640.00	64.00%
130.00	30.00%	$1,480.00	48.00%
120.00	20.00%	$1,320.00	32.00%
110.00	10.00%	$1,160.00	16.00%
105.00	5.00%	$1,080.00	8.00%
100.00	0.00%	$1,000.00	0.00%
95.00	-5.00%	$1,000.00	0.00%
90.00	-10.00%	$1,000.00	0.00%
75.00	-25.00%	$1,000.00	0.00%
74.00	-26.00%	$740.00	-26.00%
50.00	-50.00%	$500.00	-50.00%
25.00	-75.00%	$250.00	-75.00%
0.00	-100.00%	$0.00	-100.00%

Hypothetical Examples

Example 1. Maturity payment amount is greater than the principal amount:

	SX5E Index	NKY Index	UKX Index	SMI Index	AS51 Index
Hypothetical starting component level:	$100.00	$100.00	$100.00	$100.00	$100.00
Hypothetical ending component level:	$105.00	$110.00	$120.00	$112.50	$110.00
Hypothetical component return:	5.00%	10.00%	20.00%	12.50%	10.00%

Based on the component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (40.00% × 5.00%) + (25.00%× 10.00%) + (17.50% × 20.00%) + (10.00% × 12.50%) + (7.50% × 10.00%)] = 110.00

Therefore, the hypothetical ending level is 110.00, resulting in a basket return of 10.00%.

Because the hypothetical ending level is greater than the starting level, the maturity payment amount per security would be equal to:

$1,000 + ($1,000 × basket return × upside participation rate)

= $1,000 + ($1,000 × 10.00% × 160%)

= $1,160.00

On the stated maturity date, you would receive $1,160.00 per security.

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to an Index Basket due July 3, 2031

Example 2. Maturity payment amount is equal to the principal amount:

	SX5E Index	NKY Index	UKX Index	SMI Index	AS51 Index
Hypothetical starting component level:	$100.00	$100.00	$100.00	$100.00	$100.00
Hypothetical ending component level:	$102.50	$105.00	$110.00	47.50	$50.00
Hypothetical component return:	2.50%	5.00%	10.00%	-52.50%	-50.00%

Based on the component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (40.00% ×2.50%) + (25.00%× 5.00%) + (17.50% × 10.00%) + (10.00% × -52.50%) + (7.50% × -50.00%)] = 95.00

Therefore, the hypothetical ending level is 95.00, resulting in a basket return of -5.00%.

Because the hypothetical ending level is less than the starting level, but not by more than 20%, you would not lose any of the principal amount of your securities. In this example, the significant decrease in one of the Basket Components has a significant impact on the ending level notwithstanding the percentage increase in the other Basket Components.

On the stated maturity date, you would receive $1,000.00 per security.

Example 3. Maturity payment amount is less than the principal amount:

	SX5E Index	NKY Index	UKX Index	SMI Index	AS51 Index
Hypothetical starting component level:	$100.00	$100.00	$100.00	$100.00	$100.00
Hypothetical ending component level:	$30.00	$70.00	$40.00	$90.00	$60.00
Hypothetical component return:	-70.00%	-30.00%	-60.00%	-10.00%	-40.00%

Based on the component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (40.00% ×2.50%) + (25.00%× 5.00%) + (17.50% × 10.00%) + (10.00% × -10.00%) + (7.50% × -50.00%)] = 50.00

Therefore, the hypothetical ending level is 50.00, resulting in a basket return of -50.00%.

Because the hypothetical ending level is less than the starting level by more than 25%, you would lose a portion of the principal amount of your securities and receive the maturity payment amount equal to:

$1,000 + ($1,000 × basket return)

= $1,000 + ($1,000 × -50.00%)

= $500.00

On the stated maturity date, you would receive $500.00 per security.

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to an Index Basket due July 3, 2031

The Basket

The securities are linked to an unequally weighted basket consisting of the SX5E Index, the NKY Index, the UKX Index, the SMI Index and the AS51 Index. While historical information on the value of the Basket does not exist for dates prior to the pricing date, the following graph sets forth the performance of the Basket from January 1, 2021 through June 30, 2026, assuming that, on January 1, 2021, the Basket was constructed with the specified weights for the Basket Components, the starting component levels were determined and the starting level was set equal to 100.

Historical Information

We obtained the closing levels of each Basket Component used to calculate the graph below from Bloomberg Professional® service (“Bloomberg”) without independent verification. The historical performance of the Basket should not be taken as an indication of the future performance of the Basket. Future performance of the Basket may differ significantly from historical performance, and no assurance can be given as to the level of the Basket during the term of the securities, including on the calculation day. We cannot give you assurance that the performance of the Basket will not result in a loss on your initial investment.

The performance of the Basket will reflect the performance of the Basket Components. See “Risk Factors—Correlation (Or Lack Of Correlation) Of Performances Among The Basket Components May Adversely Affect Your Return On The Securities, And Changes In The Levels Of The Basket Components May Offset Each Other” above.

* The dotted line indicates a hypothetical threshold level of 75% of the hypothetical level of the Basket on June 30, 2026.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to an Index Basket due July 3, 2031

The EURO STOXX 50® Index

The SX5E Index is a free float market capitalization-weighted index composed of 50 of the largest stocks in terms of free float market capitalization traded on major Eurozone exchanges. For more information about the SX5E Index, see “Indices—The STOXX Benchmark Indices” in the accompanying underlying supplement.

Historical Information

We obtained the closing levels of the SX5E Index displayed in the graph below from Bloomberg without independent verification. The historical performance of the SX5E Index should not be taken as an indication of the future performance of the SX5E Index. Future performance of the SX5E Index may differ significantly from historical performance, and no assurance can be given as to the closing levels of the SX5E Index during the term of the securities, including on the calculation day. We cannot give you assurance that the performance of the SX5E Index will not result in a loss on your initial investment.

The following graph sets forth daily closing levels of the SX5E Index for the period from January 1, 2021 to June 30, 2026. The closing level on June 30, 2026 was 6,328.09.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to an Index Basket due July 3, 2031

The Nikkei 225 Index

The NKY Index is a stock index that measures the composite price performance of selected Japanese stocks. The NKY Index is currently based on 225 underlying stocks trading on the Tokyo Stock Exchange representing a broad cross-section of Japanese industries. For more information about the NKY Index, see “Indices—The Nikkei 225 Index” in the accompanying underlying supplement.

Historical Information

We obtained the closing levels of the NKY Index displayed in the graph below from Bloomberg without independent verification. The historical performance of the NKY Index should not be taken as an indication of the future performance of the NKY Index. Future performance of the NKY Index may differ significantly from historical performance, and no assurance can be given as to the closing levels of the NKY Index during the term of the securities, including on the calculation day. We cannot give you assurance that the performance of the NKY Index will not result in a loss on your initial investment.

The following graph sets forth daily closing levels of the NKY Index for the period from January 1, 2021 to June 30, 2026. The closing level on June 30, 2026 was 70,062.32.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to an Index Basket due July 3, 2031

The FTSE® 100 Index

The UKX Index measures the composite price performance of stocks of the 100 largest U.K. companies (determined on the basis of market capitalization) traded on the London Stock Exchange. For more information about the UKX Index, see “Indices—The FTSE® 100 Index” in the accompanying underlying supplement.

Historical Information

We obtained the closing levels of the UKX Index displayed in the graph below from Bloomberg without independent verification. The historical performance of the UKX Index should not be taken as an indication of the future performance of the UKX Index. Future performance of the UKX Index may differ significantly from historical performance, and no assurance can be given as to the closing levels of the UKX Index during the term of the securities, including on the calculation day. We cannot give you assurance that the performance of the UKX Index will not result in a loss on your initial investment.

The following graph sets forth daily closing levels of the UKX Index for the period from January 1, 2021 to June 30, 2026. The closing level on June 30, 2026 was 10,497.12.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to an Index Basket due July 3, 2031

The Swiss Market Index

The SMI Index is a free float-adjusted market capitalization-weighted price return index of the Swiss equity market. For more information about the SMI Index, see “Indices—The Swiss Market Index” in the accompanying underlying supplement.

Historical Information

We obtained the closing levels of the SMI Index displayed in the graph below from Bloomberg without independent verification. The historical performance of the SMI Index should not be taken as an indication of the future performance of the SMI Index. Future performance of the SMI Index may differ significantly from historical performance, and no assurance can be given as to the closing levels of the SMI Index during the term of the securities, including on the calculation day. We cannot give you assurance that the performance of the SMI Index will not result in a loss on your initial investment.

The following graph sets forth daily closing levels of the SMI Index for the period from January 1, 2021 to June 30, 2026. The closing level on June 30, 2026 was 14,193.92.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to an Index Basket due July 3, 2031

The S&P/ASX 200 Index

The AS51 Index measures the performance of the 200 largest and most liquid index-eligible stocks listed on the Australian Securities Exchange by float-adjusted market capitalization. For more information about the AS51 Index, see “Indices—The S&P/ASX 200 Index” in the accompanying underlying supplement.

Historical Information

We obtained the closing levels of the AS51 Index displayed in the graph below from Bloomberg without independent verification. The historical performance of the AS51 Index should not be taken as an indication of the future performance of the AS51 Index. Future performance of the AS51 Index may differ significantly from historical performance, and no assurance can be given as to the closing levels of the AS51 Index during the term of the securities, including on the calculation day. We cannot give you assurance that the performance of the AS51 Index will not result in a loss on your initial investment.

The following graph sets forth daily closing levels of the AS51 Index for the period from January 1, 2021 to June 30, 2026. The closing level on June 30, 2026 was 8,778.678.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to an Index Basket due July 3, 2031

Tax Considerations

You should review carefully the sections in the accompanying prospectus supplement entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward Contracts” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders.” The following discussion, when read in combination with those sections, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities. As discussed in the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying prospectus supplement, we have not attempted to ascertain whether any issuer of any shares (or other equity interests) to which a security relates is a U.S. real property holding corporation (“USRPHC”) or a passive foreign investment company (“PFIC”). If any such issuer were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. holder in the case of a PFIC, or to a non-U.S. holder in the case of a USRPHC. You should consult your tax advisor regarding these issues, including the effect any circumstances specific to you may have on the U.S. federal income tax consequences of your ownership of a security.

Based on current market conditions, in the opinion of our special tax counsel, it is reasonable to treat the securities for U.S. federal income tax purposes as prepaid forward contracts with respect to the Basket. Assuming this treatment is respected, if you are a U.S. holder, upon a sale or exchange of the securities (including redemption at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the securities, which should equal the amount you paid to acquire the securities. This gain or loss on your securities should be treated as long-term capital gain or loss if you hold your securities for more than a year, whether or not you are an initial purchaser of the securities at the original issue price. The deductibility of capital losses is subject to limitations. However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the securities could be materially and adversely affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. holders should also discuss with their tax advisors the estate tax consequences of investing in the securities.

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to an Index Basket due July 3, 2031

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to Barclays Bank PLC, when the securities offered by this pricing supplement have been issued by Barclays Bank PLC pursuant to the indenture, the trustee has made, in accordance with instructions from Barclays Bank PLC, appropriate entries or notations in its records relating to the master global note that represents such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of Barclays Bank PLC, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial or regulatory actions or application giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the securities to the extent determined to constitute unearned interest. This opinion is given as of the date hereof and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to (i) any law, rule or regulation that is applicable to Barclays Bank PLC, the indenture or the securities (together with the indenture, the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security. Insofar as this opinion involves matters governed by English law, Davis Polk & Wardwell LLP has relied, with Barclays Bank PLC’s permission, on the opinion of Davis Polk & Wardwell London LLP, dated as of June 11, 2026, filed as an exhibit to a report on Form 6-K by Barclays Bank PLC on June 11, 2026, and this opinion is subject to the same assumptions, qualifications and limitations as set forth in such opinion of Davis Polk & Wardwell London LLP. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP, dated June 11, 2026, which has been filed as an exhibit to the report on Form 6-K referred to above.